Exhibit 99.2
Oasis Midstream Partners LP Announces Quarter Ended June 30, 2020 Earnings

Houston, Texas — August 5, 2020 — Oasis Midstream Partners LP (Nasdaq: OMP) (“OMP” or the “Partnership”) today announced financial and operating results for the second quarter of 2020.
Second Quarter 2020 Highlights
•Declared the quarterly cash distribution of $0.54 per unit.
•Net income was $22.7 million and net cash from operating activities was $51.5 million.
•Adjusted EBITDA(1) was $40.0 million and Adjusted EBITDA attributable to Oasis Midstream Partners LP(1) was $25.8 million.
•Distributable cash flow(1)(2) (“DCF”) was $20.4 million and DCF coverage was 1.1x(2).
•Reduced direct operating expenses approximately 34% from the first quarter of 2020.
•Delaware Basin crude oil volumes almost tripled from the first quarter of 2020 to 12.6 Mbopd during the second quarter of 2020. The increase was driven largely by third party volumes.
•Delaware Basin produced water volumes increased approximately 70% from the first quarter of 2020 to 50.7 Mbowpd during the second quarter of 2020.

(1) Non-GAAP measure. See “Non-GAAP Financial Measures” below for definitions of all non-GAAP measures included herein and reconciliations to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
(2) DCF for the second quarter of 2020 was reduced by an additional interest charge of $2.1 million pursuant to the Limited Waiver (defined below). Excluding the impact of the additional interest, DCF and DCF coverage would have been $22.5 million and 1.2x for the three months ended June 30, 2020, respectively.

Chief Executive Officer, Taylor Reid, commented, “The second quarter was marked by unprecedented volatility and disruption in the energy sector. Considering this difficult environment, the OMP team executed exceptionally well by maintaining strong operational reliability and effectively managing costs. While macro conditions have improved significantly relative to the April lows, including a faster than anticipated restart of shut-in production, OMP is retaining a prudent spending outlook given continued uncertainty. Second quarter performance coupled with stabilizing conditions allowed OMP to declare a distribution of $0.54 per unit. OMP will continue to monitor market conditions and adjust its operational and financial strategy as appropriate. Additionally, OMP remains focused on the health and safety of our employees, contractors, and communities.”
Outlook Update
•Capital expenditures (“CapEx”) net to OMP are expected to range from $5 million to $10 million during the second half of 2020. Total 2020 CapEx net to OMP of $25 million to $30 million is more than 60% below original 2020 guidance.
•OMP observed a resumption of shut-in production during June and currently expects performance in the second half of 2020 to benefit from higher, more stable basin volumes.
•2020 EBITDA is expected to range from $130 million to $140 million based on current market conditions.

Operational and Financial Update
The following table presents select operational and financial data:

	2Q20
	OMP Ownership(1)	Gross	Net

		(In millions)
Bighorn DevCo
Operating income	100%	$8.9	$8.9
Depreciation and amortization	100%	5.3	5.3
Total CapEx	100%	1.7	1.7
Bobcat DevCo
Operating income	35.3%	$15.8	$5.6
Depreciation, amortization and impairment	35.3%	4.2	1.5
Total CapEx	35.3%	0.3	0.1
Beartooth DevCo
Operating income	70%	$2.0	$1.4
Depreciation and amortization	70%	2.3	1.6
Total CapEx	70%	0.3	0.2
Panther DevCo
Operating income	100%	$2.4	$2.4
Depreciation, amortization and impairment	100%	0.3	0.3
Total CapEx	100%	0.2	0.2
Total OMP
DevCo operating income		$29.1	$18.3
Public company expenses		1.2	1.2
Partnership operating income		27.9	17.1
Depreciation, amortization and impairment		12.1	8.7
Equity-based compensation expense		0.1	0.1
Capitalized interest		0.1	0.1
Maintenance CapEx		0.3	0.5
Expansion CapEx		2.1	1.7
Total CapEx		2.5	2.3
__________________
(1)Represents OMP’s ownership in each DevCo as of June 30, 2020.

The following table presents throughput volumes for the second quarter of 2020:

	Metric	2Q20 Actual
Bighorn DevCo
Crude oil service volumes	MBopd	26.0
Natural gas service volumes	MMscfpd	155.2
Bobcat DevCo
Crude oil service volumes	MBopd	21.1
Natural gas service volumes	MMscfpd	193.0
Water service volumes	MBowpd	44.3
Beartooth DevCo
Water service volumes	MBowpd	53.7
Panther DevCo
Crude oil service volumes	MBopd	12.6
Water service volumes	MBowpd	50.7

Liquidity
As of June 30, 2020, the Partnership had cash and cash equivalents of $27.1 million and $487.5 million of borrowings outstanding under its revolving credit facility. The aggregate commitments under the Partnership’s revolving credit facility were $575.0 million at June 30, 2020, and the Partnership had an unused borrowing capacity of $87.5 million. The Partnership has the ability to further increase the commitments on the revolving credit facility to $775.0 million.
As a result of ongoing internal oversight processes during the six months ended June 30, 2020, the Partnership identified that a Control Agreement (as defined in the Partnership’s amended credit agreement) had not been executed for a certain bank account (the “JPM Account”) held at JPMorgan Chase Bank, N.A. (“JPMorgan”), who is a lender under the Partnership’s revolving credit facility. The Control Agreement serves to establish a lien in favor of the lenders under the Partnership’s revolving credit facility with respect to the JPM Account. On May 11, 2020, the Partnership executed a Control Agreement with both Wells Fargo Bank, N.A., as administrative agent under the revolving credit facility, and JPMorgan, thereby completing the documentation required under the revolving credit facility. Despite the Control Agreement’s execution, the failure to have had it in place before the JPM Account was initially funded with cash represented a past Event of Default (as defined in the Partnership’s amended credit agreement). On May 15, 2020, the Partnership entered into a limited waiver (the “Limited Waiver”) of this past Event of Default with the Majority Lenders (as defined in the Partnership’s amended credit agreement), which provides forbearance of additional interest owed arising from this past Event of Default until the earlier of (i) November 10, 2020 and (ii) an Event of Default. Pursuant to the Limited Waiver, the Partnership recorded additional interest charges during the three and six months ended June 30, 2020 of $2.1 million and $28.0 million, respectively. The Limited Waiver excludes the additional interest from the calculation of the interest coverage ratio financial covenant.
The Partnership was in compliance with the covenants under its revolving credit facility at June 30, 2020.

Quarterly Distribution
On August 4, 2020, the board of directors of OMP GP LLC (our “General Partner”) declared the quarterly cash distribution for the second quarter of 2020 of $0.54 per unit. In addition, the General Partner will receive a cash distribution of $1.0 million attributable to the incentive distribution rights related to earnings for the second quarter of 2020. These distributions will be payable on August 27, 2020 to unitholders of record as of August 14, 2020.

Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast and call:

Date:	Wednesday, August 5, 2020
Time:	11:30 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1777/36117
Website:	www.oasismidstream.com
Or:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	4983726
A recording of the conference call will be available beginning at 1:30 p.m. Central Time on the day of the call and will be available until Wednesday, August 12, 2020 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10146772
The conference call will also be available for replay for approximately 30 days at www.oasismidstream.com.
Contact:
Oasis Midstream Partners LP
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Partnership, including the Partnership’s capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, developments in the global economy, particularly the public health crisis related to the novel coronavirus 2019 (“COVID-19”) pandemic and the adverse impact thereof on demand for crude oil and natural gas and our customers’ demand for our services, the risk of further impairments, the Partnership’s ability to integrate acquisitions into its existing business, changes in crude oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in the estimates of proved reserves and forecasted production results of the Partnership’s customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership's ability to access them, the proximity to and capacity of transportation facilities, an inability of Oasis Petroleum Inc. (“Oasis Petroleum”) or our other customers to meet their operational and development plans on a timely basis or at all and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership's business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those expressed in any forward-looking statements. In addition, certain of our forward-looking statements address the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the COVID-19 pandemic and the actions of foreign oil producers (most notably Saudi Arabia and Russia) to increase crude oil production and the expected impact on our businesses, operations, earnings and results. Because considerable uncertainty exists with respect to foreign oil production and the future pace and extent of a global economic recovery from the effects of the COVID-19 pandemic, we cannot predict whether or when crude oil production and economic activities will return to normalized levels.
Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Midstream Partners LP
Oasis Midstream Partners LP is a growth-oriented, fee-based master limited partnership formed by its sponsor, Oasis Petroleum Inc., to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the crude oil and natural gas operations of Oasis Petroleum Inc. and are strategically positioned to capture volumes from other producers. For more information, please visit the Partnership’s website at www.oasismidstream.com.

OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2020	December 31, 2019

	(In thousands, except unit data)
ASSETS
Current assets
Cash and cash equivalents	$27,141	$4,168
Accounts receivable	7,448	5,969
Accounts receivable – Oasis Petroleum	51,518	77,571
Inventory	7,608	—
Prepaid expenses	2,697	1,923
Other current assets	1,674	138
Total current assets	98,086	89,769
Property, plant and equipment	1,182,552	1,155,503
Less: accumulated depreciation, amortization and impairment	(222,771)	(98,982)
Total property, plant and equipment, net	959,781	1,056,521
Operating lease right-of-use assets	3,709	5,207
Other assets	2,616	3,172
Total assets	$1,064,192	$1,154,669
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$843	$2,478
Accounts payable – Oasis Petroleum	24,010	27,139
Accrued liabilities	26,399	50,210
Accrued interest payable	28,496	508
Current operating lease liabilities	2,524	3,005
Other current liabilities	629	594
Total current liabilities	82,901	83,934
Long-term debt	487,500	458,500
Asset retirement obligations	1,788	1,747
Operating lease liabilities	1,210	2,216
Other liabilities	5,094	3,644
Total liabilities	578,493	550,041
Equity
Limited partners
Common units (20,061,366 and 20,045,196 issued and outstanding at June 30, 2020 and December 31, 2019, respectively)	167,292	225,339
Subordinated units (13,750,000 units issued and outstanding at June 30, 2020 and December 31, 2019)	26,109	66,005
General Partner	1,027	1,026
Total partners’ equity	194,428	292,370
Non-controlling interests	291,271	312,258
Total equity	485,699	604,628
Total liabilities and equity	$1,064,192	$1,154,669

OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(In thousands, except per unit data)
Revenues
Midstream services – Oasis Petroleum	$56,946	$74,211	$138,939	$151,274
Midstream services – third parties	5,242	1,825	9,088	2,952
Product sales – Oasis Petroleum	3,869	24,348	24,657	40,000
Product sales – third parties	6	19	6	29
Total revenues	66,063	100,403	172,690	194,255
Operating expenses
Costs of product sales	2,215	12,022	10,647	20,087
Operating and maintenance	14,508	17,276	31,348	36,966
Depreciation and amortization	11,881	8,691	22,078	17,682
Impairment	216	—	101,983	—
General and administrative	9,286	7,834	17,737	16,557
Total operating expenses	38,106	45,823	183,793	91,292
Operating income (loss)	27,957	54,580	(11,103)	102,963
Other expenses
Interest expense, net of capitalized interest	(5,186)	(4,330)	(35,443)	(8,299)
Other expenses	(101)	(4)	(143)	(4)
Total other expenses	(5,287)	(4,334)	(35,586)	(8,303)
Net income (loss)	22,670	50,246	(46,689)	94,660
Less: Net income attributable to Delaware Predecessor	—	1,211	—	2,286
Less: Net income attributable to non-controlling interests	10,796	22,837	12,836	44,633
Net income (loss) attributable to Oasis Midstream Partners LP	11,874	26,198	(59,525)	47,741
Less: Net income attributable to General Partner	1,027	491	2,034	729
Net income (loss) attributable to limited partners	$10,847	$25,707	$(61,559)	$47,012
Earnings (loss) per limited partner unit
Common units – basic	$0.32	$0.76	$(1.82)	$1.39
Common units – diluted	0.32	0.76	(1.82)	1.39
Weighted average number of limited partner units outstanding
Common units – basic	20,045	20,024	20,043	20,020
Common units – diluted	20,045	20,034	20,043	20,037

Non-GAAP Financial Measures
Cash Interest, Adjusted EBITDA and DCF are supplemental non-GAAP financial measures that are used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. These non-GAAP financial measures should not be considered in isolation or as a substitute for interest expense, net income, operating income, net cash provided by operating activities or any other measures prepared under GAAP. Because Cash Interest, Adjusted EBITDA and DCF exclude some but not all items that affect interest expense, net income and net cash provided by operating activities and may vary among companies, the amounts presented may not be comparable to similar metrics of other companies.
Cash Interest
Cash Interest is defined as interest expense plus capitalized interest less amortization of deferred financing costs included in interest expense. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Partnership’s debt, excluding non-cash amortization, and the Partnership’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense, net of capitalized interest, to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020(1)	2019	2020(1)	2019

	(In thousands)
Interest expense, net of capitalized interest	$5,186	$4,330	$35,443	$8,299
Capitalized interest	68	240	317	302
Amortization of deferred financing costs	(271)	(226)	(541)	(417)
Cash Interest	$4,983	$4,344	$35,218	$8,184
Less: Cash Interest attributable to Delaware Predecessor	—	(208)	—	(456)
Less: Cash Interest attributable to non-controlling interests	(3)	(3)	(6)	(5)
Cash Interest attributable to Oasis Midstream Partners LP	$4,980	$4,133	$35,212	$7,723
__________________
(1)For the three and six months ended June 30, 2020, interest expense, Cash Interest and Cash Interest attributable to Oasis Midstream Partners LP each include additional interest charges of $2.1 million and $28.0 million pursuant to the Limited Waiver, respectively. Excluding these additional interest charges, Cash Interest attributable to Oasis Midstream Partners LP would have been $2.8 million for the three months ended June 30, 2020 and $7.2 million for the six months ended June 30, 2020.
Adjusted EBITDA
Adjusted EBITDA is defined as earnings (loss) before interest expense (net of capitalized interest), income taxes, depreciation, amortization, impairment, equity-based compensation expenses and other similar non-cash adjustments. Adjusted EBITDA attributable to Oasis Midstream Partners LP is defined as Adjusted EBITDA less Adjusted EBITDA attributable to Oasis Petroleum’s retained interests in two of the Partnership’s DevCos, Bobcat DevCo and Beartooth DevCo. Adjusted EBITDA should not be considered an alternative to net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of Adjusted EBITDA provides information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and the Partnership’s ability to generate cash from its business operations without regard to the Partnership’s financing methods or capital structure, coupled with the Partnership’s ability to maintain compliance with its debt covenants. The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities.
Distributable Cash Flow
DCF is defined as Adjusted EBITDA attributable to Oasis Midstream Partners LP less Cash Interest attributable to Oasis Midstream Partners LP and maintenance capital expenditures attributable to Oasis Midstream Partners LP. DCF should not be considered an alternative to net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of DCF provides information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and the

Partnership’s ability to generate cash from its business operations without regard to the Partnership’s financing methods or capital structure, coupled with the Partnership’s ability to make distributions to its unitholders. The GAAP measures most directly comparable to DCF are net income (loss) and net cash provided by operating activities.
The following table presents reconciliations of the GAAP financial measures of net income (loss) and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and DCF for the periods presented:

	Three Months Ended June 30,				Six Months Ended June 30,
	2020		2019		2020		2019

	(In thousands)
Net income (loss)	$22,670		$50,246		$(46,689)		$94,660
Depreciation and amortization	11,881		8,691		22,078		17,682
Impairment	216		—		101,983		—
Equity-based compensation expense	67		100		133		219
Interest expense, net of capitalized interest	5,186		4,330		35,443		8,299
Adjusted EBITDA	40,020		63,367		112,948		120,860
Less: Adjusted EBITDA attributable to Delaware Predecessor	—		1,461		—		2,819
Less: Adjusted EBITDA attributable to non-controlling interests	14,208		25,836		40,746		50,483
Adjusted EBITDA attributable to Oasis Midstream Partners LP	25,812		36,070		72,202		67,558
Less: Cash Interest attributable to Oasis Midstream Partners LP	4,980		4,133		35,212		7,723
Less: Maintenance capital expenditures attributable to Oasis Midstream Partners LP	460		3,167		1,893		4,834
Distributable Cash Flow attributable to Oasis Midstream Partners LP(1)	$20,372		$28,770		$35,097		$55,001

Net cash provided by operating activities	$51,479		$58,611		$113,145		$115,704
Interest expense, net of capitalized interest	5,186		4,330		35,443		8,299
Changes in working capital	(16,375)		648		(35,099)		(2,729)
Other non-cash adjustments	(270)		(222)		(541)		(414)
Adjusted EBITDA	40,020		63,367		112,948		120,860
Less: Adjusted EBITDA attributable to Delaware Predecessor	—		1,461		—		2,819
Less: Adjusted EBITDA attributable to non-controlling interests	14,208		25,836		40,746		50,483
Adjusted EBITDA attributable to Oasis Midstream Partners LP	25,812		36,070		72,202		67,558
Less: Cash Interest attributable to Oasis Midstream Partners LP	4,980		4,133		35,212		7,723
Less: Maintenance capital expenditures attributable to Oasis Midstream Partners LP	460		3,167		1,893		4,834
Distributable Cash Flow attributable to Oasis Midstream Partners LP(1)	$20,372		$28,770		$35,097		$55,001

Distributions declared
Limited partners	$18,258		$16,560		$36,516		$32,443
Incentive distribution rights	1,027		491		2,054		729
Total distributions	$19,285		$17,051		$38,570		$33,172

DCF coverage ratio(1)	1.1	x	1.7	x	0.9	x	1.7	x
__________________
(1)DCF attributable to Oasis Midstream Partners LP for the three and six months ended June 30, 2020 was reduced by additional interest charges of $2.1 million and $28.0 million, respectively, pursuant to the Limited Waiver. Excluding the impact of these additional interest charges, DCF attributable to Oasis Midstream Partners LP and the DCF coverage ratio would have been $22.5 million and 1.2x for the three months ended June 30, 2020, respectively, and $63.1 million and 1.6x for the six months ended June 30, 2020, respectively.